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                                                                    EXHIBIT 23.2




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the reference to our firm under the caption "Experts" in this Pre-Effective Amendment No. 1 to the Registration Statement (Form S-3
No. 333-66241) and related Prospectus of Harris Corporation for the registration of $500,000,000 of Debt Securities and to the incorporation by reference therein of our report dated July 29, 1998, with respect to the consolidated financial statements and schedule of Harris Corporation and subsidiaries included in its Annual Report on Form 10-K for the year ended July 3, 1998, filed with the Securities and Exchange Commission.



                                                     ERNST & YOUNG LLP



Orlando, Florida
December 18, 1998